UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2017 (June 7, 2017)

Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH	45242
(Address of principal executive offices)	(Zip Code)

(800) 969-2747

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On June 7, 2017, in connection with the consummation of the Merger (as defined below), AdvancePierre Foods, Inc., a Delaware corporation (“AdvancePierre Foods”), repaid all outstanding principal amounts under the Term Loan Agreement, dated as of June 2, 2016, among AdvancePierre Foods Holdings, Inc., a Delaware corporation (“AdvancePierre”), Pierre Holdco, Inc., a Delaware corporation, AdvancePierre Foods, as the borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and security agent (as amended from time to time, the “Term Loan Credit Agreement”), together with all accrued interest and fees and expenses thereunder. In connection with such repayment, all guarantees of obligations under the Term Loan Credit Agreement, and all liens and security interests securing such obligations, were released and terminated.

In addition, on June 7, 2017, in connection with the consummation of the Merger, AdvancePierre Foods repaid all outstanding principal amounts, and permanently terminated all commitments, under the Second Amended and Restated Credit Agreement, dated as of October 10, 2012, among AdvancePierre Foods, as the borrower, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent (as amended from time to time, the “ABL Credit Agreement”), together with all accrued interest and fees and expenses thereunder. In connection with such repayment and commitment termination, all guarantees of obligations under the ABL Credit Agreement, and all liens and security interests securing such obligations, were released and terminated.

In addition, on June 7, 2017, in connection with the consummation of the Merger, AdvancePierre terminated (i) the Stockholders Agreement (the “Stockholders Agreement”), by and between AdvancePierre and OCM Principal Opportunities Fund IV Delaware, L.P. (“OCM POF”) and (ii) the Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), by and among AdvancePierre, OCM POF, OCM APFH Holdings, LLC (“OCM APFH”) and the other stockholders named therein, except with respect to AdvancePierre’s indemnification obligations to OCM POF, OCM APFH and certain other stockholders under the Registration Rights Agreement. Except with respect to the indemnification obligations of AdvancePierre under the Registration Rights Agreement, all rights, obligations, responsibilities and liabilities of AdvancePierre under the Stockholders Agreement and Registration Rights Agreement have been repealed and eliminated. The foregoing summaries of the Stockholders Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders Agreement and the Registration Rights Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to AdvancePierre’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 25, 2016, and incorporated herein by reference.

The information contained in Item 2.04 of this Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by AdvancePierre with the SEC, AdvancePierre entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2017, with Tyson Foods, Inc., a Delaware corporation (“Tyson”), and DVB Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Tyson (“Merger Sub”). Pursuant to the Merger Agreement, on May 9, 2017, Merger Sub commenced a tender offer to purchase any and all of the outstanding shares of common stock, par value $0.01 per share, of AdvancePierre (the “Shares”), at a price of $40.25 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 9, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO originally filed with the SEC by Tyson and Merger Sub on May 9, 2017 (as amended or supplemented from time to time, the “Schedule TO”).

The Offer expired at 12:00 midnight, New York City time, at the end of the day on June 6, 2017. American Stock Transfer & Trust Company LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Tyson and Merger Sub that a total of 68,648,055 Shares were validly tendered and not validly withdrawn (excluding, for the avoidance of doubt, Shares presented pursuant to guaranteed delivery procedures provided by Tyson, but which have not yet been validly tendered in satisfaction of such guarantee and in accordance with such procedures) pursuant to the Offer as of the Expiration Date, representing approximately 87.27% of the outstanding Shares. In addition, notices of guaranteed delivery have been delivered for 1,890,809 Shares, representing approximately 2.40% of the outstanding Shares. All conditions to the Offer having been satisfied or waived, on June 7, 2017, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Date (as defined in the Offer), and payment of the Offer Price for such Shares will be made by the Depositary in accordance with the terms of the Merger Agreement.

On June 7, 2017 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into AdvancePierre, with AdvancePierre continuing as the surviving corporation (the “Surviving Corporation”) (the “Merger”). Upon completion of the Merger, AdvancePierre became a wholly owned subsidiary of Tyson.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), any Shares not purchased pursuant to the Offer (other than (i) Shares owned by Tyson, Merger Sub, AdvancePierre (or held in AdvancePierre’s treasury) or any direct or indirect wholly owned subsidiary of Tyson or AdvancePierre or (ii) Shares held by any stockholder that has properly exercised appraisal rights under the DGCL) were automatically converted into the right to receive, in cash and without interest, an amount equal to the Offer Price (the “Merger Consideration”).

Any option (or portion thereof) to acquire Shares that was granted or issued pursuant to any Employee Plan (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time (collectively, the “Company Stock Options”) was canceled and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time, without interest and subject to any applicable withholding of taxes. In addition, any restricted stock unit granted or issued pursuant to any Employee Plan that was outstanding immediately prior to the Effective Time (collectively, the “Company RSUs”) was canceled and converted into the right to receive solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU, without interest and subject to any applicable withholding of taxes. In addition, any restricted Share granted or issued pursuant to any Employee Plan that was outstanding immediately prior to the Effective Time was converted into the right to receive solely an amount in cash equal to the Merger Consideration, without interest and subject to any applicable withholding of taxes.

The aggregate consideration for the transaction, net of AdvancePierre’s cash and cash equivalents, was approximately $4.2 billion.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AdvancePierre with the SEC on April 25, 2017 and is incorporated by reference herein.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Tender Offer Solicitation/Recommendation on Schedule 14D-9 filed by AdvancePierre, with the SEC on May 9, 2017, the consummation of the Merger on June 7, 2017 triggered an acceleration provision under the Income Tax Receivable Agreement (the “Tax Receivable Agreement”) among AdvancePierre and certain of its pre-IPO stockholders (the “TRA Holders”). As a result, the Tax Receivable Agreement was terminated and AdvancePierre made (or will make) a lump-sum payment to the TRA Holders equal to $223,366,823.00, representing the present value of all future amounts that would have been payable under the Tax Receivable Agreement (based on the assumptions provided therein).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, AdvancePierre notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated, and requested that the trading of Shares on the NYSE be halted after market close on the Closing Date and that the listing of the Shares on the NYSE be withdrawn. In addition, AdvancePierre requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of the Shares from the NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). AdvancePierre intends to file with the SEC a Form 15 suspending AdvancePierre’s reporting obligations under Sections 13 and

15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 2.04, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of AdvancePierre occurred, and AdvancePierre is now a wholly owned subsidiary of Tyson. Tyson obtained the funds necessary to fund the acquisition through (i) proceeds from the Term Loan Facility dated May 12, 2017 among Tyson, as borrower, the lenders party thereto and Morgan Stanley, as administrative agent, on the terms and conditions previously disclosed in the Schedule TO, (ii) proceeds from concurrent offerings of four series of senior notes due 2019, 2020, 2027 and 2047 on the terms and conditions previously disclosed in the Prospectus Supplement on Form 424B5 filed by Tyson on May 24, 2017, (iii) proceeds from the issuance of commercial paper or commercial notes and (iv) cash on hand.

The information set forth under Item 2.01, Item 2.04, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, Dean Hollis, Celeste A. Clark, Peter C. Dillingham, Stephen A. Kaplan, Gary L. Perlin, Matthew C. Wilson and Christopher D. Sliva each resigned and ceased to be directors of AdvancePierre and members of any committee of AdvancePierre’s board of directors. Pursuant to the Merger Agreement, the directors of Merger Sub, David L. Van Bebber and Dennis Leatherby, became the directors of the Surviving Corporation. Biographical information regarding the new directors has been previously disclosed under the heading “Directors and Executive Officers of Purchaser” of the section entitled “Schedule I” of the Offer to Purchase, which information is incorporated herein by reference.

In connection with the Merger, the officers of AdvancePierre ceased serving in such capacities. The officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation each to hold office in accordance with the Amended and Restated Certificate of Incorporation (as defined below) and the Amended and Restated By-Laws (as defined below) of the Surviving Corporation until their respective successors are duly appointed. Biographical information with respect to Messrs. Hayes, Leatherby, Van Bebber, Hudson, Munsell, Hodne and Tademy are included under the heading “Directors and Executive Officers of Purchaser” of the section entitled “Schedule I” of the Offer to Purchase, which information is incorporated herein by reference.

On June 6, 2017, the board of directors of AdvancePierre approved Tax Reimbursement Agreements with each of Christopher D. Sliva, Michael B. Sims, George F. Chappelle, Jr., James L. Clough and certain of AdvancePierre’s other employees (collectively, the “Tax Reimbursement Agreements”), as previously disclosed in the Schedule 14D-9 filed by AdvancePierre with the SEC on May 9, 2017 and in Amendment No. 4 thereto filed with the SEC on June 2, 2017. The Tax Reimbursement Agreements provide that in the event any employee party to any Tax Reimbursement Agreement becomes subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such employee will be entitled to a tax reimbursement payment in respect of Section 4999 of the Code, inclusive of any income taxes, employment taxes and excise taxes applicable thereto. Notwithstanding the previous sentence, the Tax Reimbursement Agreements provide that in no event will the aggregate payments made under all of the Tax Reimbursement Agreements exceed $12,500,000, and will be allocated amongst such employees pro rata based on the maximum amount of such taxes that is reasonably expected to become payable by such employees. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Tax Reimbursement Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, AdvancePierre’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of

Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, AdvancePierre’s By-Laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2017, by and among AdvancePierre Foods Holdings, Inc., Tyson Foods, Inc. and DVB Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by AdvancePierre Foods Holdings, Inc. with the SEC on April 25, 2017).

3.1	Amended and Restated Certificate of Incorporation of AdvancePierre Foods Holdings, Inc.

3.2	Amended and Restated By-Laws of AdvancePierre Foods Holdings, Inc.

10.1	Form of Tax Reimbursement Agreement

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPIERRE FOODS HOLDINGS, INC.

Date: June 9, 2017	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2017, by and among AdvancePierre Foods Holdings, Inc., Tyson Foods, Inc. and DVB Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by AdvancePierre Foods Holdings, Inc. with the SEC on April 25, 2017).

3.1	Amended and Restated Certificate of Incorporation of AdvancePierre Foods Holdings, Inc.

3.2	Amended and Restated By-Laws of AdvancePierre Foods Holdings, Inc.

10.1	Form of Tax Reimbursement Agreement